UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2024

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive offices)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, Canopy Growth Corporation (the “Company”) agreed to make a payment with a value of approximately US$19.5 million of the Company’s common shares (the “Bonus Payment Canopy Shares”) to an eligible participant pursuant to the existing tax receivable bonus plans (as amended, the “Bonus Plans”) of a subsidiary of Acreage Holdings, Inc. (“Acreage”). On December 9, 2024, in connection with the acquisition of the outstanding shares of Acreage (the “Acreage Acquisition”) by Canopy USA, LLC (“Canopy USA”), the Company satisfied this payment by issuing an aggregate of 5,118,426 Bonus Payment Canopy Shares to an eligible participant under the Bonus Plans. The Bonus Payment Canopy Shares were issued in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

On December 9, 2024, in connection with the Acreage Acquisition, the Company entered into an agreement with Canopy USA, pursuant to which, on December 9, 2024, the Company issued 1,315,553 of its common shares (at a price equal to $3.60 (the “Closing Price”) less a 7.5% discount) (the “Put Shares”) and 1,197,658 common share purchase warrants (each, a “Put Warrant”) to certain securityholders of Acreage (the “Put Holders”) in order to satisfy an outstanding put liability. Each Put Warrant entitles the holder to acquire one common share of the Company at an exercise price of $3.66 per common share until June 6, 2029. The Put Shares and the Put Warrants were issued in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act. The Company also provided the Put Holders with customary registration rights.

In addition, in connection with the Acreage Acquisition, the Company entered into certain transfer agreements with the vendors party thereto effective December 9, 2024, pursuant to which, among other things, on December 9, 2024, Canopy USA exercised its right to acquire the minority interests in certain Acreage subsidiaries from such vendors as contemplated in the constating documents of such subsidiaries and the Company will issue an aggregate of approximately 306,000 of its common shares to such vendors in accordance with the terms thereof. Such common shares of the Company were issued in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On December 9, 2024, the Company issued a press release titled “Canopy Growth Confirms Canopy USA’s Completed Acquisition of Acreage”, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong
Chief Financial Officer

Date: December 9, 2024